Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearPoint Neuro, Inc.

Solana Beach, California

We consent to the incorporation by reference in this Registration Statement on Form S-8 of ClearPoint Neuro, Inc. of our report dated February 3, 2026, relating to the consolidated financial statements of IRRAS Holdings, Inc. as of and for the year ended December 31, 2024.

/s/ Cherry Bekaert LLP

Tampa, Florida

May 20, 2026